Rackspace Hosting Reports Fourth Quarter 2011 Results
For the quarter ended December 31, 2011:

•	Net revenue of $283 million grew 32% year-over-year and 7.1% from Q3 2011

•	Adjusted EBITDA(1) of $102 million grew 42% year-over-year and 16.2% from Q3 2011

•	Achieved adjusted EBITDA margin of 36.1%, up from 33.5% year-over-year and 33.3% in Q3 2011

•	Net income of $25 million grew 85% year-over-year and 25.3% from Q3 2011

SAN ANTONIO - February 13, 2012 - Rackspace® Hosting, Inc. (NYSE: RAX), the service leader in cloud computing, announced financial results for the quarter ended December 31, 2011.
Net revenue for the fourth quarter of 2011 was $283 million, up 7.1% from the previous quarter and 32% from the fourth quarter of 2010. Net revenue for the fourth quarter of 2011 was negatively impacted by currency exchange rates when compared to the third quarter of 2011 by $1.6 million and negatively impacted compared to the fourth quarter of 2010 by $0.4 million.
Total server count increased to 79,805, up from 78,717 servers at the end of the previous quarter, and total customers increased to 172,510, up from 161,422 at the end of the previous quarter.
“We are very pleased with the financial results we have generated for the fourth quarter and the full year. We accomplished our financial objectives for the 2011 and ended the year really strong.” said Karl Pichler, chief financial officer.
Adjusted EBITDA for the quarter was $102 million, a 16.2% increase compared to the third quarter of 2011 and a 42% increase compared to the fourth quarter of 2010. The adjusted EBITDA margin for the quarter was 36.1% compared to 33.3% in the previous quarter and 33.5% for the fourth quarter of 2010. Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $1.2 million for the quarter relating to data center operating leases.
Net income was $25 million for the quarter, up 25.3% from the previous quarter and 85% from the fourth quarter of 2010. Net income margin for the quarter was 8.8% compared to 7.6% for the previous quarter and 6.3% in the fourth quarter of 2010.
Cash flow from operating activities was $105 million for the fourth quarter of 2011. Capital expenditures were $79 million, including $47 million for purchases of customer gear, $7 million for data center build outs, $10 million for office build outs and $15 million for capitalized software and other projects.
Adjusted free cash flow (1) for the quarter was $19 million.
At the end of the fourth quarter of 2011, cash and cash equivalents were $160 million, and debt including capital lease obligations totaled $139 million.
On a worldwide basis, Rackspace employed 4,040 Rackers as of December 31, 2011, up from 3,799 Rackers as of September 30, 2011 and 3,262 Rackers as of December 31, 2010.
“During the year we accelerated our revenue growth rate for the second year in a row and crossed one billion dollars in annual revenue, while simultaneously improving margins and returns. In short, we made tremendous progress towards our long-term goal of becoming the service leader in Cloud computing.” said Lanham Napier, chief executive officer.

Rackspace Developments and Business Highlights

•	FORTUNE Magazine Names Rackspace Among “100 Best Companies to Work For” and 3rd on the list for highest job growth.

•	Rackspace Hosting Earns a Spot on 2011 InformationWeek 500 List of Top Technology Innovators Across America

•	Rackspace Promotes Lew Moorman to President

•	Rackspace Appoints Karl Pichler, 39, as Chief Financial Officer

•	Recognized as the 'Employer of the Year' at the 2011 National Business Awards UK

Conference Call and Webcast
Management will host a conference call to discuss the results starting today at 4:30 p.m. ET.
To access the conference call, please dial 877-718-5099 from the United States and Canada or dial 719-325-4825 from abroad and reference pass code 8946052. A live webcast and a replay of the conference call will be available on Rackspace's website, located at ir.rackspace.com.
About Rackspace Hosting

Rackspace Hosting is the service leader in cloud computing and a founder of OpenStack, an open source cloud platform. The San Antonio-based company provides Fanatical Support® to its customers, across a portfolio of IT services, including Dedicated and Public Cloud. Rackspace has been recognized by Bloomberg BusinessWeek as a Top 100 Performing Technology Company and was featured on Fortune's list of 100 Best Companies to Work For. The company was also positioned in the Leaders Quadrant by Gartner Inc. in the “2010 Magic Quadrant for Cloud Infrastructure as a Service and Web Hosting.” For more information, visit www.rackspace.com.
Forward Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the deterioration of economic conditions or fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-K for the year ended December 31, 2010, filed with the SEC on February 22, 2011 and in Rackspace Hosting's Form 10-K for the year ended December 31, 2011, expected to be filed later this month. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations        Corporate Communications
Bryan McGrath            Rachel Ferry
210-312-5230            210-312-3732
ir@rackspace.com        rachel.ferry@rackspace.com

Consolidated Statements of Income

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(In thousands, except per share data)	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Net revenue	$214,726	$264,572	$283,261	$780,555	$1,025,064
Costs and expenses:
Cost of revenue	66,747	82,445	82,851	249,840	309,095
Sales and marketing	26,294	31,838	33,452	96,207	126,505
General and administrative	56,748	69,701	72,349	199,011	270,581
Depreciation and amortization	41,529	49,518	54,844	155,895	195,412
Total costs and expenses	191,318	233,502	243,496	700,953	901,593
Income from operations	23,408	31,070	39,765	79,602	123,471
Other income (expense):
Interest expense	(1,897)	(1,531)	(1,304)	(7,984)	(5,848)
Interest and other income (expense)	57	(276)	(226)	(207)	(1,194)
Total other income (expense)	(1,840)	(1,807)	(1,530)	(8,191)	(7,042)
Income before income taxes	21,568	29,263	38,235	71,411	116,429
Income taxes	8,029	9,281	13,188	25,053	40,018
Net income	$13,539	$19,982	$25,047	$46,358	$76,411

Net income per share
Basic	$0.11	$0.15	$0.19	$0.37	$0.59
Diluted	$0.10	$0.14	$0.18	$0.35	$0.55

Weighted average number of shares outstanding
Basic	126,473	130,662	131,423	125,097	129,922
Diluted	134,786	138,453	138,912	133,429	138,064

Consolidated Balance Sheets

(In thousands)	December 31, 2010	December 31, 2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$104,941	$159,856
Accounts receivable, net of allowance for doubtful accounts and customer credits of $2,846 as of December 31, 2010 and $3,420 as of December 31, 2011	47,734	68,709
Income taxes receivable	4,397	—
Deferred income taxes	6,416	9,841
Prepaid expenses	16,738	22,006
Other current assets	5,219	2,953
Total current assets	185,445	263,365

Property and equipment, net	495,228	627,490
Goodwill	57,147	59,993
Intangible assets, net	9,675	26,034
Other non-current assets	14,082	49,600
Total assets	$761,577	$1,026,482

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$111,645	$156,004
Current portion of deferred revenue	15,822	14,835
Current portion of obligations under capital leases	59,763	66,031
Current portion of debt	1,912	879
Total current liabilities	189,142	237,749

Non-current deferred revenue	2,927	3,446
Non-current obligations under capital leases	69,173	72,216
Non-current debt	879	—
Non-current deferred income taxes	35,238	68,781
Non-current deferred rent	14,595	23,343
Other non-current liabilities	10,760	21,524
Total liabilities	322,714	427,059

COMMITMENTS AND CONTINGENCIES

Stockholders' equity:
Common stock	127	132
Additional paid-in capital	296,571	383,031
Accumulated other comprehensive loss	(12,416)	(14,732)
Retained earnings	154,581	230,992
Total stockholders’ equity	438,863	599,423
Total liabilities and stockholders’ equity	$761,577	$1,026,482

Consolidated Statements of Cash Flows

	Three Months Ended			Year Ended
	(Unaudited)				(Unaudited)
(in thousands)	December 31, 2010	September 30, 2011	December 31, 2011	December 31, 2010	December 31, 2011
Cash Flows From Operating Activities
Net income	$13,539	$19,982	$25,047	$46,358	$76,411
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	41,529	49,518	54,844	155,895	195,412
Loss on disposal of equipment, net	189	85	(110)	758	247
Provision for bad debts and customer credits	1,354	1,224	1,451	4,330	5,913
Deferred income taxes	3,806	3,330	4,802	6,788	13,991
Deferred rent	2,893	2,457	1,200	7,064	9,471
Share-based compensation expense	7,087	7,395	7,585	26,624	28,773
Excess tax benefits from share-based compensation arrangements	(2,370)	(10,326)	(8,711)	(2,370)	(20,627)
Changes in certain assets and liabilities
Accounts receivable	(3,790)	507	(9,442)	(12,864)	(26,805)
Income taxes receivable	(1,746)	2,469	—	2,606	4,397
Prepaid expenses and other current assets	4,479	(12,569)	7,494	(10,125)	(2,597)
Accounts payable and accrued expenses	3,783	7,477	19,261	16,765	57,476
Deferred revenue	2,201	(773)	614	(488)	(482)
All other operating activities	1,316	(461)	888	2,894	1,405
Net cash provided by operating activities	74,270	70,315	104,923	244,235	342,985

Cash Flows From Investing Activities
Purchases of property and equipment, net	(46,884)	(70,379)	(67,020)	(144,778)	(269,804)
Acquisitions, net of cash acquired	(29,854)	—	—	(29,854)	(952)
Earn-out payments for acquisitions	—	—	—	(490)	—
All other investing activities	—	105	63	(75)	168
Net cash used in investing activities	(76,738)	(70,274)	(66,957)	(175,197)	(270,588)

Cash Flows From Financing Activities
Principal payments of capital leases	(14,182)	(17,434)	(16,924)	(52,129)	(65,778)
Principal payments of notes payable	(864)	(435)	(437)	(4,893)	(1,913)
Payments on line of credit	(50,000)	—	—	(50,000)	—
Payments for debt issuance costs	—	(1,114)	—	—	(1,114)
Payments of earn-out provisions for acquisitions	—	(2,900)	(2,399)	—	(5,299)
Proceeds from employee stock plans	3,877	4,815	8,505	15,250	36,287
Excess tax benefits from share-based compensation arrangements	2,370	10,326	8,711	2,370	20,627
Net cash used in financing activities	(58,799)	(6,742)	(2,544)	(89,402)	(17,190)

Effect of exchange rate changes on cash and cash equivalents	(349)	(644)	(246)	(120)	(292)

Increase (decrease) in cash and cash equivalents	(61,616)	(7,345)	35,176	(20,484)	54,915

Cash and cash equivalents, beginning of period	166,557	132,025	124,680	125,425	104,941

Cash and cash equivalents, end of period	$104,941	$124,680	$159,856	$104,941	$159,856

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$16,596	$23,179	$12,335	$71,363	$75,090
Shares issued in business combinations	$—	$—	$—	$510	$—
Cash payments for interest, net of amount capitalized	$1,892	$1,580	$1,221	$7,743	$5,577
Cash payments for income taxes	$4,351	$3,782	$3,671	$20,112	$19,088

Key Metrics - Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server and annualized net revenue per average technical square foot)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Growth
Dedicated Cloud, net revenue	$183,311	$192,895	$204,275	$213,899	$224,808
Public Cloud, net revenue	$31,415	$37,107	$42,954	$50,673	$58,453
Net revenue	$214,726	$230,002	$247,229	$264,572	$283,261
Revenue growth (year over year)	26.7%	28.6%	32.0%	32.5%	31.9%

Net upgrades (monthly average)	1.6%	1.8%	1.8%	1.8%	2.0%
Churn (monthly average)	-1.0%	-0.9%	-0.9%	-0.9%	-0.8%
Growth in installed base (monthly average) (2)	0.6%	0.9%	0.9%	0.9%	1.2%

Number of customers at period end (3)	130,291	142,441	152,578	161,422	172,510
Number of employees (Rackers) at period end	3,262	3,492	3,712	3,799	4,040

Number of servers deployed at period end	66,015	70,473	74,028	78,717	79,805
Average monthly revenue per server	$1,101	$1,123	$1,141	$1,155	$1,191

Profitability
Income from operations	$23,408	$23,983	$28,653	$31,070	$39,765
Depreciation and amortization	$41,529	$44,098	$46,952	$49,518	$54,844
Share-based compensation expense
Cost of revenue	$1,223	$1,412	$756	$1,005	$1,047
Sales and marketing (4)	$1,052	$1	$609	$864	$839
General and administrative	$4,812	$6,397	$4,618	$5,526	$5,699
Total share-based compensation expense	$7,087	$7,810	$5,983	$7,395	$7,585
Adjusted EBITDA (1)	$72,024	$75,891	$81,588	$87,983	$102,194

Adjusted EBITDA margin	33.5%	33.0%	33.0%	33.3%	36.1%

Operating income margin	10.9%	10.4%	11.6%	11.7%	14.0%

Income from operations	$23,408	$23,983	$28,653	$31,070	$39,765
Effective tax rate	37.2%	38.3%	33.8%	31.7%	34.5%
Net operating profit after tax (NOPAT) (1)	$14,700	$14,798	$18,968	$21,221	$26,046
NOPAT margin	6.8%	6.4%	7.7%	8.0%	9.2%

Capital efficiency and returns
Interest bearing debt	$131,727	$134,905	$138,841	$144,152	$139,126
Stockholders' equity	$438,863	$478,307	$511,843	$551,049	$599,423
Less: Excess cash	$(79,174)	$(106,268)	$(102,358)	$(92,931)	$(125,865)
Capital base	$491,416	$506,944	$548,326	$602,270	$612,684
Average capital base	$471,119	$499,180	$527,635	$575,298	$607,477
Capital turnover (annualized)	1.82	1.84	1.87	1.84	1.87

Return on capital (annualized) (1)	12.5%	11.9%	14.4%	14.8%	17.2%

	Three Months Ended
(Dollar amounts in thousands, except average monthly revenue per server and annualized net revenue per average technical square foot)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Capital expenditures
Purchases of property and equipment, net	$46,884	$57,651	$74,754	$70,379	$67,020
Vendor-financed equipment purchases	$16,596	$19,009	$20,567	$23,179	$12,335
Total capital expenditures	$63,480	$76,660	$95,321	$93,558	$79,355

Customer gear	$38,052	$46,300	$48,777	$53,643	$47,376
Data center build outs	$9,754	$9,173	$17,491	$16,715	$6,568
Office build outs	$5,145	$2,957	$14,074	$8,806	$9,915
Capitalized software and other projects	$10,529	$18,230	$14,979	$14,394	$15,496
Total capital expenditures	$63,480	$76,660	$95,321	$93,558	$79,355

Infrastructure capacity and utilization
Technical square feet of data center space at period end (5)	180,173	181,848	198,868	227,988	233,960
Annualized net revenue per average technical square foot	$4,807	$5,083	$5,195	$4,959	$4,906
Utilization rate at period end	72.0%	76.7%	72.9%	69.0%	68.1%

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Customers are counted on an account basis, and therefore a customer with more than one account with us is included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.

(4)
During the three months ended March 31, 2011, share-based compensation expense within Sales and Marketing was positively impacted by the reversal of previously recorded expense related to terminated employees. The offset of the reversal was a true-up of the forfeiture rate across Cost of Revenue and General and Administrative expenses for options that fully vested within the quarter, negatively impacting these categories.

(5)	Technical square footage as of December 31, 2011 excludes 28,460 square feet for unused portions of our data center facilities.

We have historically defined technical square feet of data center space as space that can be utilized to support IT equipment. With respect to square footage and utilization, for data centers that are not yet fully utilized, we include square footage and power capacity based on the agreed upon schedule in the lease agreement. For example, if the agreement has ten phases and we are in phase five, we include 50% of the total square footage and power capacity called for in the lease agreement.

As a result of our strategy to continue leasing data centers, beginning in the first quarter of 2012, we will begin disclosing our total Megawatts under contract, Megawatts available for use and Megawatts utilized as of period-end. We will no longer provide technical square footage as we believe that power is a better metric for evaluating our capacity. The table below shows how the new disclosure would have appeared in the Key Metrics table.

	Three Months Ended
(Dollar amounts in thousands)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Megawatts under contract	32.7	35.7	38.0	41.9	48.1
Megawatts available for use	23.2	24.7	27.0	29.7	30.7
Megawatts utilized	16.7	18.0	19.0	20.2	20.9
Annualized net revenue per average Megawatt of power utilized	$53,019	$53,026	$53,455	$53,994	$55,136

Key Metrics - Year to Date
(Unaudited)

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server and annualized net revenue per average technical square foot)	2010	2011
Growth
Dedicated Cloud, net revenue	$679,888	$835,877
Public Cloud, net revenue	$100,667	$189,187
Net revenue	$780,555	$1,025,064
Revenue growth (year over year)	24.1%	31.3%

Net upgrades (monthly average)	1.5%	1.9%
Churn (monthly average)	-1.0%	-0.9%
Growth in installed base (monthly average) (2)	0.5%	1.0%

Number of customers at period end (3)	130,291	172,510
Number of employees (Rackers) at period end	3,262	4,040

Number of servers deployed at period end	66,015	79,805
Average monthly revenue per server	$1,054	$1,157

Profitability
Income from operations	$79,602	$123,471
Depreciation and amortization	$155,895	$195,412
Share-based compensation expense
Cost of revenue	$4,660	$4,220
Sales and marketing	$4,241	$2,313
General and administrative	$17,723	$22,240
Total share-based compensation expense	$26,624	$28,773
Adjusted EBITDA (1)	$262,121	$347,656

Adjusted EBITDA margin	33.6%	33.9%

Operating income margin	10.2%	12.0%

Income from operations	$79,602	$123,471
Effective tax rate	35.1%	34.4%
Net operating profit after tax (NOPAT) (1)	$51,662	$80,997
NOPAT margin	6.6%	7.9%

Capital efficiency and returns
Interest bearing debt	$131,727	$139,126
Stockholders' equity	$438,863	$599,423
Less: Excess cash	$(79,174)	$(125,865)
Capital base	$491,416	$612,684
Average capital base	$445,179	$552,328
Capital turnover	1.75	1.86

Return on capital (1)	11.6%	14.7%

	Year Ended December 31,
(Dollar amounts in thousands, except average monthly revenue per server and annualized net revenue per average technical square foot)	2010	2011
Capital expenditures
Purchases of property and equipment, net	$144,778	$269,804
Vendor-financed equipment purchases	$71,363	$75,090
Total capital expenditures	$216,141	$344,894

Customer gear	$136,348	$196,096
Data center build outs	$38,515	$49,947
Office build outs	$8,942	$35,752
Capitalized software and other projects	$32,336	$63,099
Total capital expenditures	$216,141	$344,894

Infrastructure capacity and utilization
Technical square feet of data center space at period end (4)	180,173	233,960
Annualized net revenue per average technical square foot	$4,477	$4,866
Utilization rate at period end	72.0%	68.1%

(1)	See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

(2)	Due to rounding, totals may not equal the sum of the line items in the table above.

(3)
Customers are counted on an account basis, and therefore a customer with more than one account with us is included as more than one customer. Furthermore, amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third-party storage solution are excluded.

(4)	Technical square footage as of December 31, 2011 excludes 28,460 square feet for unused portions of our data center facilities.

As noted above in the Quarter-to-Date Key Metrics table, beginning in the first quarter of 2012, we will begin disclosing our total Megawatts under contract, Megawatts available for use and Megawatts utilized as of period-end. We will no longer provide technical square footage as we believe that power is a better metric for evaluating our capacity. The table below shows how the new disclosure would have appeared in the Year-to-Date Key Metrics table.

	Year Ended December 31,
(Dollar amounts in thousands)	2010	2011
Megawatts under contract	32.7	48.1
Megawatts available for use	23.2	30.7
Megawatts utilized	16.7	20.9
Net revenue per average Megawatt of power utilized	$52,037	$54,065

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011

Net revenue	$214,726	$230,002	$247,229	$264,572	$283,261
Costs and expenses:
Cost of revenue	66,747	69,742	74,057	82,445	82,851
Sales and marketing	26,294	29,738	31,477	31,838	33,452
General and administrative	56,748	62,441	66,090	69,701	72,349
Depreciation and amortization	41,529	44,098	46,952	49,518	54,844
Total costs and expenses	191,318	206,019	218,576	233,502	243,496
Income from operations	23,408	23,983	28,653	31,070	39,765
Other income (expense):
Interest expense	(1,897)	(1,491)	(1,522)	(1,531)	(1,304)
Interest and other income (expense)	57	(78)	(614)	(276)	(226)
Total other income (expense)	(1,840)	(1,569)	(2,136)	(1,807)	(1,530)
Income before income taxes	21,568	22,414	26,517	29,263	38,235
Income taxes	8,029	8,593	8,956	9,281	13,188
Net income	$13,539	$13,821	$17,561	$19,982	$25,047

	Three Months Ended
(Percent of net revenue)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Cost of revenue	31.1%	30.3%	30.0%	31.2%	29.2%
Sales and marketing	12.2%	12.9%	12.7%	12.0%	11.8%
General and administrative	26.4%	27.1%	26.7%	26.3%	25.5%
Depreciation and amortization	19.3%	19.2%	19.0%	18.7%	19.4%
Total costs and expenses	89.1%	89.6%	88.4%	88.3%	86.0%
Income from operations	10.9%	10.4%	11.6%	11.7%	14.0%
Other income (expense):
Interest expense	-0.9%	-0.6%	-0.6%	-0.6%	-0.5%
Interest and other income (expense)	0.0%	0.0%	-0.2%	-0.1%	-0.1%
Total other income (expense)	-0.9%	-0.7%	-0.9%	-0.7%	-0.5%
Income before income taxes	10.0%	9.7%	10.7%	11.1%	13.5%
Income taxes	3.7%	3.7%	3.6%	3.5%	4.7%
Net income	6.3%	6.0%	7.1%	7.6%	8.8%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net income, plus income taxes, total other (income) expense, depreciation and amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for operating income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Net revenue	$214,726	$230,002	$247,229	$264,572	$283,261

Income from operations	$23,408	$23,983	$28,653	$31,070	$39,765

Net income	$13,539	$13,821	$17,561	$19,982	$25,047
Plus: Income taxes	8,029	8,593	8,956	9,281	13,188
Plus: Total other (income) expense	1,840	1,569	2,136	1,807	1,530
Plus: Depreciation and amortization	41,529	44,098	46,952	49,518	54,844
Plus: Share-based compensation expense	7,087	7,810	5,983	7,395	7,585
Adjusted EBITDA	$72,024	$75,891	$81,588	$87,983	$102,194

Operating income margin	10.9%	10.4%	11.6%	11.7%	14.0%

Adjusted EBITDA margin	33.5%	33.0%	33.0%	33.3%	36.1%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2010	2011
Net revenue	$780,555	$1,025,064

Income from operations	$79,602	$123,471

Net income	$46,358	$76,411
Plus: Income taxes	25,053	40,018
Plus: Total other (income) expense	8,191	7,042
Plus: Depreciation and amortization	155,895	195,412
Plus: Share-based compensation expense	26,624	28,773
Adjusted EBITDA	$262,121	$347,656

Operating income margin	10.2%	12.0%

Adjusted EBITDA margin	33.6%	33.9%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net operating profit after tax (NOPAT)
Average capital base

NOPAT = Income from operations x (1 – Effective tax rate)

Average capital base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenue – other non-current liabilities, deferred income taxes, and deferred rent); calculated on a quarterly basis.

Year-to-date average balances are based on an average calculated using the quarter end balances at the beginning of the period and all other quarter ending balances included in the period.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to the period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating our company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet.  ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure. ROC has limitations as an analytical tool, and when assessing our operating performance, you should not consider ROC in isolation, or as a substitute for other financial data prepared in accordance with GAAP. Other companies may calculate ROC differently than we do, limiting its usefulness as a comparative measure. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	December 31, 2010	March 31, 2011	June 30, 2011	September 30, 2011	December 31, 2011
Income from operations	$23,408	$23,983	$28,653	$31,070	$39,765
Effective tax rate	37.2%	38.3%	33.8%	31.7%	34.5%
Net operating profit after tax (NOPAT)	$14,700	$14,798	$18,968	$21,221	$26,046

Net income	$13,539	$13,821	$17,561	$19,982	$25,047

Total assets at period end	$761,577	$831,414	$887,576	$970,677	$1,026,482
Less: Excess cash	(79,174)	(106,268)	(102,358)	(92,931)	(125,865)
Less: Accounts payable and accrued expenses	(111,645)	(132,308)	(145,609)	(148,464)	(156,004)
Less: Deferred revenue (current and non-current)	(18,749)	(19,149)	(18,687)	(17,772)	(18,281)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(60,593)	(66,745)	(72,596)	(109,240)	(113,648)
Capital base	$491,416	$506,944	$548,326	$602,270	$612,684

Average total assets	$760,888	$796,496	$859,495	$929,127	$998,580
Average capital base	$471,119	$499,180	$527,635	$575,298	$607,477

Return on assets (annualized)	7.1%	6.9%	8.2%	8.6%	10.0%
Return on capital (annualized)	12.5%	11.9%	14.4%	14.8%	17.2%

	Year Ended December 31,
	(Unaudited)
(Dollars in thousands)	2010	2011
Income from operations	$79,602	$123,471
Effective tax rate	35.1%	34.4%
Net operating profit after tax (NOPAT)	$51,662	$80,997

Net income	$46,358	$76,411

Total assets at period end	$761,577	$1,026,482
Less: Excess cash	(79,174)	(125,865)
Less: Accounts payable and accrued expenses	(111,645)	(156,004)
Less: Deferred revenue (current and non-current)	(18,749)	(18,281)
Less: Other non-current liabilities, deferred income taxes, and deferred rent	(60,593)	(113,648)
Capital base	$491,416	$612,684

Average total assets	$720,521	$895,545
Average capital base	$445,179	$552,328

Return on assets (Net income/Average total assets)	6.4%	8.5%
Return on capital (NOPAT/Average capital base)	11.6%	14.7%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor-financed equipment purchases), cash payments for interest, net, and cash payments for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc. Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Year Ended
(In thousands)	December 31, 2011	December 31, 2011
	(Unaudited)
Adjusted EBITDA	$102,194	$347,656
Non-cash deferred rent	1,200	9,471
Total capital expenditures	(79,355)	(344,894)
Cash payments for interest, net	(1,208)	(5,445)
Cash payments for income taxes, net	(3,667)	(14,192)
Adjusted free cash flow	$19,164	$(7,404)

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity. Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

	As of
(Dollars in thousands)	December 31, 2011
	(Unaudited)
Obligations under capital leases	$138,247
Debt	879
Total debt	$139,126
Less: Cash and cash equivalents	(159,856)
Net debt	$(20,730)
Adjusted EBITDA (trailing twelve months)	$347,656

Net leverage	(0.06)	x